Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS

RELEASE

Affinity Gaming Postpones Annual Unitholder Meeting

LAS VEGAS, NV; April 30, 2012—Affinity Gaming, LLC announced today that it will postpone its 2012 Annual Meeting of Unitholders, which was originally scheduled to be held on May 11, 2012, to allow Affinity Gaming additional time to consider matters that it may want to present to unitholders at the Annual Meeting.

Affinity Gaming is in the process of setting a new record date and selecting a new date upon which to hold the Annual Meeting, which Affinity Gaming will provide once the information becomes available.  In addition, Affinity Gaming will notify unitholders of the due date by which any qualified unitholder proposals or unitholder nominations should be submitted.  Any such notice will be provided in accordance with applicable state law, its operating agreement and the requirements of the Securities and Exchange Commission

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada.  The Company’s casino operations consist of 12 casinos, nine of which are located in Nevada, two in Missouri and one in Iowa.  Affinity Gaming is also the landlord of three additional casinos in Colorado and expects to be licensed to operate those casinos in the second half of 2012.  Additionally, Affinity Gaming has entered into a consulting agreement to support the operations of the Rampart Casino at the J.W. Marriott Resort in Las Vegas.

Additional Information

Affinity Gaming, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from unitholders in connection with Affinity Gaming’s 2012 Annual Meeting of Unitholders (the “2012 Annual Meeting”).  Affinity Gaming filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on April 17, 2012 in connection with the solicitation of proxies for the 2012 Annual Meeting (the “2012 Proxy Statement”).  UNITHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AFFINITY GAMING MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

###

Contacts

Affinity Gaming, LLC

David D. Ross, (702) 889-7625

Chief Executive Officer

or

J. Christopher Krabiel, (702) 889-7654

Chief Financial Officer and Treasurer